UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

ISRAMCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12500	13-3145265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 West Loop South, Suite 750

Houston, Texas 77027

(Address of principal executive offices, including zip code)

(713) 621-3882

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	ISRL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On October 25, 2019, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 20, 2019, by and among, Isramco, Inc., a Delaware corporation (the “Company”), Naphtha Israel Petroleum Corporation Ltd., an Israeli public company (“Naphtha”), Naphtha Holding Ltd., an Israeli private company (“NHL”) and a direct wholly owned subsidiary of Naphtha, I.O.C. - Israel Oil Company, Ltd., an Israeli private company and a direct wholly owned subsidiary of Naphtha (“Parent”), and Naphtha US Oil, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub” and, together with Naphtha, Parent and NHL, the “Purchaser Parties”), the Company completed its previously-announced merger (the “Merger”) with Merger Sub, with the Company continuing as the surviving corporation in the Merger and becoming a an indirect wholly owned subsidiary of Naphtha.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described above in the Introductory Note to this Current Report on Form 8-K, on October 25, 2019, the Company completed the Merger pursuant to the Merger Agreement and became an indirect wholly owned subsidiary of Naphtha. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Common Stock was converted into the right to receive $121.40 per share in cash, without interest and subject to any withholding taxes (the “Merger Consideration”), excluding shares of Common Stock (a) held by the Company as treasury stock, (b) owned by NHL or Parent, and (c) with respect to which appraisal rights have been properly exercised in accordance with the General Corporation Law of the State of Delaware.

The description of the Merger Agreement and related transactions in this current report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is included as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 is incorporated herein by reference.

On October 25, 2019, in connection with the completion of the Merger, the Company requested that NASDAQ Capital Market (“NASDAQ”) suspend trading of its common stock, par value $0.01 (“Common Stock”) and requested that NASDAQ file a Form 25 with the Securities and Exchange Commission (the “SEC”) to remove the Common Stock from listing on NASDAQ and to deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 3.01 are incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Merger Consideration.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, the directors of the Company were replaced with those of Merger Sub. Accordingly, Joseph From, Max Pridgeon, Asaf Yarkoni, Frans Sluiter and Nir Hasson resigned as members of the board of directors of the Company. Haim Tsuff remains on the board of directors of the Company following the Effective Time, and Amir Sanker and Edy Francis will be added as the second and third members of the board of directors.

Item 8.01.	Other Events.

On October 25, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1*

Agreement and Plan of Merger, dated as of May 20, 2019, by and among Naphtha Israel Petroleum Corporation Ltd., Naphtha Holding Ltd., I.O.C. – Israel Oil Company, Ltd., Naphtha US Oil, Inc. and Isramco, Inc. (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on May 20, 2019)

99.1	Press Release dated October 25, 2019

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAMCO, INC.

By:	/s/ Anthony K. James
Name:	Anthony K. James
Title:	General Counsel & Secretary

Date: October 25, 2019